Exhibit 4

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                       Name and Address of the Purchasers
                       ----------------------------------

                           J.P. Morgan Securities Inc.
                           270 Park Avenue, 7th floor
                               New York, NY 10017

                                 UBS Warburg LLC
                                 299 Park Avenue
                               New York, NY 10171

                            Bear, Stearns & Co. Inc.
                               383 Madison Avenue
                               New York, NY 10179

                          Deutsche Bank Securities Inc.
                               31 West 52nd Street
                               New York, NY 10019

                              Lehman Brothers Inc.
                                 745 7th Avenue
                               New York, NY 10019